                                                                       EXHIBIT 4

                         REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 20, 2000 between United Road Services, Inc., a Delaware corporation (the "Company"), Blue Truck Acquisition, LLC, a Delaware limited liability company ("Blue Truck"), and CFE, Inc., a Delaware corporation ("CFE" and together with Blue Truck, the "Investors").

          WHEREAS, the Company and Blue Truck have entered into that certain Purchase Agreement, dated as of April 14, 2000 (as amended, the "Blue Truck Purchase Agreement"), pursuant to which the Company is issuing and selling $25,000,000 worth of its shares of Series A Participating Convertible Preferred Stock (the "Series A Preferred Stock") to Blue Truck;

          WHEREAS, the Company and CFE have entered into that certain Purchase Agreement, dated as of July 20, 2000 (the "CFE Purchase Agreement" and together with the Blue Truck Purchase Agreement, the "Purchase Agreements"), pursuant to which the Company is issuing and selling $2,000,000 worth of its shares of Series A Preferred Stock to CFE;

          WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreements.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.  For purposes of this Agreement:
               -----------

               (a) "Certificate of Designations" means the Certificate of Powers, Designations, Preferences and Rights of the Series A Preferred Stock issued by the Company.

               (b) "Closing" means the closing of the sale and purchase of Series A Preferred Stock by the Company to the Investors.

               (c) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

               (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

               (e) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any similar "short form" registration statement subsequently adopted by the

SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f) "Holder" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 11 hereof.

               (g) "Initiating Holders" means the Holder(s) initiating a registration request under Section 2(a) hereof.

               (h) "Investor Request" means a request from (i) Blue Truck or any Holders that in the aggregate beneficially own at least twenty-five percent (25%) of the Registrable Securities outstanding as of the date of such request, which percentage shall be determined based on the conversion described in
Section 5 of the Certificate of Designations, that the Company file a registration statement under the Securities Act with respect to the Registrable Securities or (ii) CFE.

               (i) "Investors' Agreement" means the Investors' Agreement entered into as of the date hereof between the Company and Blue Truck.

               (j) "majority in interest of the Initiating Holders" means Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

               (k) "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

               (l) "Preferred Shares" means shares of Series A Preferred Stock of the Company owned by an Investor or any assignee thereof in accordance with
Section 11 hereof.

               (m) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (n) "Registrable Securities" means (1) any shares of Common Stock directly or indirectly issuable or issued upon conversion of the Preferred Shares, (2) any shares of Common Stock hereafter acquired by the Investors (or any assignee thereof in accordance with Section 11) and (3) any shares of Common Stock issued to the Investors (or any assignee thereof in accordance with
Section 11) as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock or other warrants, rights or securities; provided, however, that any Registrable
                                      --------  -------
Securities sold by an Investor in a transaction in which such Investor's rights under this Agreement are not assigned pursuant to Section 11 below shall cease to be Registrable Securities from and after the time of such sale.

               (o)  "SEC" means the Securities and Exchange Commission.

               (p) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               (q) "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

          2.   Request for Registration.
               ------------------------

               (a) If the Company shall receive a written Investor Request, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and, subject to the limitations of
Section 2(c) below, file (as expeditiously as practicable, and in any event within sixty (60) days after the receipt of such request) and use its best efforts to have declared effective a registration statement under the Securities Act with respect to all Registrable Securities which the Holders request to be registered by the giving of notice to the Company within thirty (30) days after the mailing of the Company's notice referred to above, each such notice to be given in accordance with Section 18 below.

               (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in Section 2(a); provided, however, that notwithstanding
                                    --------  -------
anything herein to the contrary, in no event shall the Company be required to effect more than one underwritten offering in any 12 month period. In the event of an underwritten offering, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of the Initiating Holders; provided, however, that no Holder shall be required to make
                    --------  -------
any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder (whether by indemnification, contribution or otherwise) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated as follows: (i) first, among the Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by such Holders until such Holders have included in the underwriting all shares requested by such

Holders to be included and (ii) thereafter among any other holders of Common Stock who have exercised their piggyback registration rights, if permitted hereunder, with respect to such registration.

               (c) The Company shall be obligated to effect only four (4) registrations pursuant to an Investor Request under this Section 2 provided,
                                                                   --------
however, that the Company shall not be obligated to effect more than one (1)
-------
registration pursuant to this Section 2 in any six (6) month period; provided,
                                                                     --------
further, that (x) CFE shall be entitled to demand only one (1) and Blue Truck
-------
shall be entitled to demand only three (3) of such four (4) registrations and
(y) Blue Truck or any of its Permitted Transferees eligible to make an Investor Request shall be entitled to make an Investor Request only with respect to at least twenty-five percent (25%) of the Registrable Securities outstanding as of such request. A registration which does not become and remain effective throughout the proposed plan of distribution or six (6) months, whichever is shorter, will not be considered one of the four (4) registrations required to be effected by the Company according to this Section 2(c). The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2 if the registration request is subsequently withdrawn at the request of a majority of the Initiating Holders of the Registrable Securities to be registered (in which case all Initiating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration by the Initiating Holders); provided, however,
                                                          --------  -------
that if at the time of such withdrawal, the Initiating Holders have learned of a material adverse change in the condition, business, or prospects of the Company different from that known to the Initiating Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Initiating Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.

               (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for up to sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this
                    --------  -------
right for more than an aggregate of one hundred twenty (120) days in any twelve
(12) month period; provided, further, that if at the time of any Investor
                   --------  -------
Request for a registration pursuant to this Section 2, the Company has fixed plans (following a resolution of the Board of Directors of the Company so authorizing) to file within sixty (60) days after such request a registration statement covering the sale of any of its securities in a public offering under the Securities Act, no registration shall be required to be initiated pursuant to this Section 2 until ninety (90) days after the effective date of such Company registration unless the Company is no longer proceeding diligently to effect such registration and so long as the Company shall provide the Holders with the right to participate in such public offering pursuant to, and subject to, Section 3.

               (e) Upon the request of a majority of the Initiating Holders for the termination of a registration, the Company shall terminate such registration and such registration shall not be considered one of the four (4) registrations required under Section 2(c); provided, that the Initiating Holders pay the expenses of such registration in accordance with Section 2(c) unless excused from doing so under the proviso set forth in Section 2(c).

          3.  Company Registration.  If (but without any obligation to do so)
              --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Holders of Registrable Securities) any of its Common Stock under the Securities Act in connection with the public offering of such Common Stock for cash (other than a registration on Form S-8 (or similar or successor form) relating to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form), or a registration on Form S-4 (or similar or successor form)), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 18, the Company shall, subject to the provisions of Section 9, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

          4.  Obligations of the Company. Whenever required under this Agreement
              --------------------------
to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective promptly, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such registration statements or amendments thereto proposed to be filed.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case without exhibits unless requested by such Holders), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as any of the Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

               (g) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective,
(ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

               (h) Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

               (i) (x) cause to be delivered an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Holders and, if applicable, the underwriters, and (y) use its commercially reasonable efforts to cause to be delivered, on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to (i) the underwriters in an underwritten public offering, addressed to the underwriters, and, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale or (ii) in the case of an offering that is not an underwritten public offering, to the Holders.

               (j) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act.

               (k) List, if the Company meets the applicable listing requirements, the Registrable Securities subject to Section 2 on the National Market System of the Nasdaq Stock Market, and on each national securities exchange or automated quotation system upon which the shares to be registered are traded.

          5.  Amendments, Supplements to Prospectus. Immediately upon receipt of
              -------------------------------------
a notice referred to in Section 4(f) hereof, each Holder agrees to (i) cease making sales of securities pursuant to any then effective registration statement or any prospectus contained therein until it has received from the Company an amendment or supplement to the registration statement or prospectus and (ii) to promptly deliver to the Company any copies of the registration statement or such prospectus then in its possession.

          6.  Furnish Information. It shall be a condition precedent to the
              -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          7.  Expenses of Registration. All expenses other than underwriting
              ------------------------
discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including (without limitation) all registration, filing and qualification fees, printers' fees, fees and expenses of counsel and accountants for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company, even if such registrations, filings, or qualifications do not become effective, subject to Section 2(c).

          8.  Underwriting Requirements.  In connection with any underwritten
              -------------------------
offering initiated by the Company or any stockholder other than a Holder of Registrable Securities, the Company shall not be required under Section 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company or such stockholder and the underwriters selected by the Company or such stockholder, and then only in such quantity as will not, in the opinion of the underwriters, have an adverse effect on such offering by the Company; provided, however, that
                                                        --------  -------
no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder (whether by indemnification, contribution or otherwise) shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If a Holder complies with the requirements set forth in this Section 8, then such Holder shall have the right to be included in any underwritten offering by the Company, whether initiated by the Company or any stockholder, subject to the terms of Sections 2 and 3 and to the limitations set forth below in this Section 8. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the largest number of securities that the underwriters reasonably believe can be sold without having an adverse effect on such offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not have an adverse effect on such offering. The securities of the Holders included shall be allocated (i) first, among all Holders of Registrable Securities that have elected to participate in such underwritten offering and other holders of Common Stock who, by agreement in effect as of the date of the Closing, do not have their priority below that of the Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities and Common Stock, respectively, owned by such holders until such holders have included in the underwriting all shares requested by such holders to be included and (ii) thereafter among any other holders of Common Stock who have exercised their piggyback registration rights, if permitted hereunder, with respect to such registration.

          9.   Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under this Agreement:

               (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a)
--------  -------
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

               (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder (and any affiliate thereof) selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this
Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                     --------  -------
agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the
                              --------  -------
liability of any Holder under this Section 9(b) or otherwise in connection with the offering exceed the net proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel (but no more than one separate counsel, plus any required local counsel) with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel to an indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between, or different defenses available to, such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby.

               (d)  The obligations of the Company and Holders under this
Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

               (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

               (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then, in lieu of indemnifying such indemnified party, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this Section 9 or otherwise in connection with the offering, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

          10.  Reports Under the Exchange Act. With a view to making available
               ------------------------------
to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) remain registered under the Exchange Act and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          11.  Assignment of Registration Rights. The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part to any Person acquiring Registrable Securities from a Holder in compliance with the applicable provisions of any relevant agreement between such Holder and the Company, including with respect to Blue Truck the Investors' Agreement, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

          12.  Amendment; Waiver. Any provision of this Agreement may be
               -----------------
amended only with the written consent of the Company and each of the Holders. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

          13.  Changes in Registrable Securities. If, and as often as, there
               ---------------------------------
are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

          14.  No Inconsistent Agreements.  The Company represents and warrants
               --------------------------
that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein, the rights granted pursuant to the Amended and Restated Registration Rights Agreement dated April 14, 2000 between the Company and Charter URS LLC (the "Charter Agreement") and the rights disclosed in public filings or on Schedule 2.20(b) of the Purchase Agreements, which rights are not greater than the rights granted to the Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to, equal in right to or inconsistent with the rights granted in this Agreement, and any such attempted agreements or grants shall be null and void and of no effect. Notwithstanding the foregoing, this paragraph 14 shall in no way diminish, alter or otherwise modify the rights granted to Charter URS LLC pursuant to the Charter Agreement.

          15.  Entire Agreement. This Agreement constitutes the full and entire
               ----------------
and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          16.  Governing Law. This Agreement shall be governed in all respects
               -------------
by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

          17.  Successors and Assigns. The provisions hereof shall inure to the
               ----------------------
benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 11), heirs, executors and administrators of the parties hereto.

          18.  Notices. Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by telecopier, receipt confirmed) or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

          19.  Effectiveness. Notwithstanding anything to the contrary
               -------------
contained in this Agreement, this Agreement shall not become effective, and the Investors shall have no rights hereunder, unless and until the Closing has occurred.

          20.  Severability. Any invalidity, illegality or limitation on the
               ------------
enforceability of this Agreement or any part hereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          21.  Titles and Sub-titles. The titles and sub-titles of the
               ---------------------
Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          22.  Delays or Omissions; Remedies Cumulative. It is agreed that no
               ----------------------------------------
delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

          23.  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                       UNITED ROAD SERVICES, INC.



                                       By: /s/ Gerald R. Riordan
                                          ---------------------
                                          Name: Gerald R. Riordan
                                          Title: Chief Executive Officer

Address:
-------

17 Computer Drive West
Albany, NY 12205
Attn: Chief Executive Officer
Telecopy: (518) 446-0580

                                       BLUE TRUCK ACQUISITION, LLC



                                       By: /s/ Michael Psaros
                                          -------------------------
                                          Name: Michael Psaros
                                          Title: President


Address:
-------

200 Park Avenue, 58th Floor
New York, NY 10166
Attn: Stephen Presser
Telecopy: (212) 867-7980

                                  CFE, INC.



                                  By: /s/ Charles H.Fenton III
                                     -------------------------
                                     Name: Charles H. Fenton III
                                     Title: Duly Authorized Signatory

Address:
-------

800 Connecticut Avenue, Two North
Norwalk, CT 06854
Attention: Martin S. Greenberg
Telecopy: (203) 852-3660

with copies to:

Winston & Strawn
200 Park Avenue
New York, NY 10166
Attention: William D. Brewer
Telecopy: (212) 294-4700

CFE, Inc.
800 Connecticut Avenue, Two North
Norwalk, CT  06854
Attention: Jill A.G. Zellner
Telecopy: (203) 852-3670